Exhibit 99.1

                 Edgewater Reports Cash EPS of $0.12;
                      Service Revenue Gain of 37%


    WAKEFIELD, Mass.--(BUSINESS WIRE)--Oct. 25, 2006--A technology management consulting firm specializing in providing premium IT services, Edgewater Technology, Inc. (NASDAQ: EDGW, www.edgewater.com, "Edgewater Technology" or the "Company"), today announced financial results for its third quarter ended September 30, 2006.

    Third Quarter Results

    Actual financial results and utilization for the quarter ended September 30, 2006:

    -- Total revenue increased to $15.2 million or 2% above the $14.9 million in revenue reported during the second quarter of 2006 and increased 32% compared to $11.5 million in the third quarter of 2005;

    -- Total service revenue increased 2% to $14.4 million compared to $14.1 million in the second quarter of 2006 and increased 37% compared to service revenue of $10.5 million in the third quarter of 2005;

    -- Gross profit increased 9% to $6.5 million, or 43.2% of total revenue, compared to $6.0 million, or 40.2 % of total revenue, in the second quarter of 2006. Gross profit increased by 35% from $4.9 million, or 42.2% of total revenue, in the third quarter of 2005;

    -- Gross profit margin related to service revenue was 45.2% compared to 42.2% in the second quarter of 2006 and 46.0% in the third quarter of 2005;

    -- Utilization was 79.9% compared to 77.0% during the second quarter of 2006 and 80.3% for the third quarter of 2005;

    -- Operating income increased to $1.5 million, or 9.7% of total revenue, during the third quarter compared to $447 thousand in the second quarter of 2006 and $431 thousand in the third quarter of 2005;

    -- Net income from continuing operations increased 145% to $1.1 million, or $0.09 per diluted share, compared to $435 thousand, or $0.04 per diluted share, in the second quarter of 2006 and increased 158% compared to $414 thousand, or $0.04 per diluted share, reported in the third quarter of 2005;

    -- Net income increased by 145% to $1.1 million, or $0.09 cents per diluted share, during the third quarter 2006 compared to $435 thousand, or $0.04 cents per diluted share, during the second quarter of 2006 and increased 44% from $739 thousand, or $0.07 cents per diluted share, in the third quarter of 2005;

    -- Cash Net Income increased by 54% to $1.4 million, or $0.12 cents per diluted share, during the third quarter 2006 compared to $913 thousand, or $0.08 cents per diluted share, during the second quarter and increased 176% from $509 thousand, or $0.05 cents per diluted share, in the third quarter of 2005;

    -- Adjusted EBITDA increased 57% to $2.2 million, or $0.19 cents per diluted share, during the third quarter 2006 compared to $1.4 million, or $0.12 cents per diluted share, during the second quarter in 2006 and increased 182% from $769 thousand, or $0.07 cents per diluted share, in the third quarter of 2005; and

    -- Cash flow provided by operating activities was $2.2 million in the third quarter of 2006 compared to cash flow used in operating activities of $(716) thousand in the second quarter of 2006 and cash flow provided by operating activities of $822 thousand during the third quarter of 2005.

    First Nine Months of 2006

    Actual financial results and utilization for the nine months ended September 30, 2006:

    -- Total revenue increased 43% to $44.4 million compared to $31.0 million during the first nine months of 2005;

    -- Service revenue increased 49% to $41.9 million compared to $28.2 million during the first nine months of 2005;

    -- Gross profit increased 33% to $17.7 million, or 39.9% of revenues, compared to $13.3 million, or 42.8% of revenues, during the first nine months of 2005;

    -- Gross profit margin related to service revenue was 41.9% compared to 46.8% during the first nine months of 2005;

    -- Utilization was 78.5% compared to 81.9% during the first nine months of 2005;

    -- Net income from continuing operations increased 97% to $2.0 million, or $0.17 per diluted share, compared to net income from continuing operations of $1.0 million, or $0.09 per diluted share, during the first nine months of 2005;

    -- Net income increased 49% to $2.0 million, or $0.17 per diluted share, compared to net income of $1.3 million, or $0.12 per diluted share, during the first nine months of 2005;

    -- Cash Net Income increased by 132% to $3.1 million, or $0.26 cents per diluted share, during the first nine months of 2006 compared to $1.3 million, or $0.12 cents per diluted share, during the first nine months of 2005;

    -- Adjusted EBITDA increased 144% to $4.6 million, or $0.39 cents per diluted share, during the first nine months of 2006 compared to $1.9 million, or $0.17 cents per diluted share, during the first nine months of 2005; and

    -- Cash flow provided by operating activities was $2.9 million during the first nine months of 2006 compared to cash flow provided by operating activities of $2.1 million during the first nine months of 2005.

    Cash Net Income, Cash Earnings per Diluted Share, Adjusted EBITDA and Adjusted EBITDA per Diluted Share are Non-GAAP financial measures. A reconciliation of these measures to their most directly comparable GAAP measures is included in the financial data accompanying this press release.

    As discussed in our last conference call, Edgewater's second quarter financial results were impacted by higher stock-based compensation expense, as well as a delivery issue on a customer engagement. The stock-based compensation expense contributed to $192 thousand in higher SG&A expenses. During the third quarter, Edgewater was able to resolve the delivery issue, resulting in $203 thousand of the previously deferred service revenue being realized. Also, the Company did not incur the stock-based compensation expense that increased SG&A expense in the previous quarter. As a result of these items, third quarter 2006 results were favorably impacted by $0.02 per diluted share compared to the previous quarter.

    "We are pleased with the Company's third quarter year-over-year service revenue growth of 37%," commented Shirley Singleton, President and CEO of Edgewater Technology. "Most importantly, Edgewater is beginning to benefit from economies of scale due to our revenue growth. As a result, for the third quarter, we generated $0.12 in Cash Earnings per Diluted Share, a 160% increase, and $2.2 million in Adjusted EBITDA, a 182% increase, compared to the third quarter of 2005. Even excluding the third quarter variance items, these profitability metrics improved over 100% compared to the third quarter of 2005."

    Singleton concluded, "While we have the sales pipeline to support continued revenue growth, given traditional seasonality, we believe our service revenue will be flat with an upward bias during the fourth quarter."

    Third Quarter Conference Call Details

    Edgewater Technology will host a conference call on Wednesday, October 25, at 10:00 a.m. (ET) to discuss third-quarter 2006 financial results. To listen to the call, you can participate by webcast at www.edgewater.com - Investor Relations section or you can dial 800-638-5439 (pass code 98849348) approximately 10 minutes prior to the call start. A replay of the call can be accessed via www.edgewater.com -- Investor Relations section or by dialing 888-286-8010 (pass code 57881375) from 12:00 p.m. ET Wednesday,
October 25 through 11:59 p.m. ET Wednesday, November 1.

    About Edgewater Technology, Inc.

    Edgewater Technology, Inc. is an innovative technology management consulting firm. We provide a unique blend of premium IT services by leveraging our proven industry expertise in strategy, technology and corporate performance management. Headquartered in Wakefield, MA, we go to market by vertical industry and provide our clients with a wide range of business and technology offerings. To learn more, visit www.edgewater.com or call 800-410-4014.

    Selected Financial Data:


                            EDGEWATER TECHNOLOGY, INC.
                       Consolidated Statements of Operations
                     (In thousands, except per share amounts)
                                    (Unaudited)
                           Three Months Ended       Nine Months Ended
                      ---------------------------- -------------------
                      September   June   September September September
                         30,      30,       30,       30,       30,
                        2006     2006      2005      2006      2005
                      --------- -------- --------- --------- ---------
Revenue:
   Service revenue     $14,367  $14,074   $10,525   $41,943   $28,242
   Software                225      214       440       732     1,458
   Reimbursable
    expenses               571      602       532     1,686     1,315
                      --------- -------- --------- --------- ---------
        Total revenue   15,163   14,890    11,497    44,361    31,015

Cost of revenue:
   Project and
    personnel costs(a)   7,872    8,137     5,683    24,377    15,016
   Software costs          176      170       432       613     1,421
   Reimbursable
    expenses               571      602       532     1,686     1,315
                      --------- -------- --------- --------- ---------
        Total cost of
         revenue         8,619    8,909     6,647    26,676    17,752

                      --------- -------- --------- --------- ---------
        Gross profit     6,544    5,981     4,850    17,685    13,263

   Selling, general
    and
    administrative(a)    4,621    5,073     4,131    14,046    11,506
   Depreciation and
    amortization           454      461       288     1,260       838
                      --------- -------- --------- --------- ---------
        Operating
         income          1,469      447       431     2,379       919

Interest income and
 other, net                304      282       258       885       737
                      --------- -------- --------- --------- ---------
Income before income
 taxes and
discontinued
 operations              1,773      729       689     3,264     1,656
Provision for income
 taxes                     709      294       275     1,305       662
                      --------- -------- --------- --------- ---------
Income from continuing
 operations
before discontinued
 operations              1,064      435       414     1,959       994
Income from operations
 of discontinued
 divisions                   -        -       325         -       325
                      --------- -------- --------- --------- ---------
       Net income       $1,064     $435      $739    $1,959    $1,319
                      ========= ======== ========= ========= =========

BASIC EARNINGS PER SHARE:
  From continuing
   operations            $0.10    $0.04     $0.04     $0.18     $0.10
  Discontinued
   operations                -        -      0.03         -      0.03
                      --------- -------- --------- --------- ---------
  Net income             $0.10    $0.04     $0.07     $0.18     $0.13
                      ========= ======== ========= ========= =========
  Weighted-Average
   Shares Outstanding
   - Basic              11,132   10,961    10,401    10,914    10,354
                      ========= ======== ========= ========= =========

DILUTED EARNINGS PER SHARE:
  From continuing
   operations            $0.09    $0.04     $0.04     $0.17     $0.09
  Discontinued
   operations                -        -      0.03         -      0.03
                      --------- -------- --------- --------- ---------
  Net income             $0.09    $0.04     $0.07     $0.17     $0.12
                      ========= ======== ========= ========= =========
  Weighted-Average
   Shares Outstanding
   - Diluted            11,659   12,156    10,944    11,868    10,785
                      ========= ======== ========= ========= =========

(a) - Includes the following amounts related to stock-based
 compensation expense:
      Cost of revenue
       - Project and
       personnel costs     $46      $69        $-      $207        $-
      Selling, general
       and
       administrative
       expenses            196      400        50       747       127
                      --------- -------- --------- --------- ---------
      Total               $242     $469       $50      $954      $127
                      ========= ======== ========= ========= =========

    Edgewater's management believes that cash performance is the primary driver of long-term share value. As such, Edgewater views Cash Net Income, Cash Earnings per Diluted Share, EBITDA, Adjusted EBITDA and Adjusted EBITDA per Diluted Share as important indicators of performance that help investors gain a meaningful understanding of the Company's core operating results and future prospects, consistent with the manner in which management measures and forecasts the Company's performance.


                             Edgewater Technology, Inc.
                   Reconciliation of Non-GAAP Financial Measures
                       (In thousands, except per share data)
                                    (Unaudited)

Reconciliation of GAAP Net Income to Cash Net Income and
 Cash Earnings Per Diluted Share (Non-GAAP)
                           Three Months Ended       Nine Months Ended
                       --------------------------- -------------------
                       September  June   September September September
                          30,      30,      30,       30,       30,
                         2006     2006     2005      2006      2005
                       --------- ------- --------- --------- ---------
Reported GAAP Net
 Income                  $1,064    $435      $739    $1,959    $1,319
Less: Income from
 Discontinued
 Operations                   -       -      (325)        -      (325)
Add: Amortization of
 Intangibles                327     327       108       871       407
Add: Stock-based
 Compensation               242     469        50       954       127
Less: Related Tax
 Effect                    (228)   (318)      (63)     (730)     (214)
                       --------- ------- --------- --------- ---------
Cash Net Income          $1,405    $913      $509    $3,054    $1,314
                       ========= ======= ========= ========= =========
Cash Earnings per
 Diluted Share(1)         $0.12   $0.08     $0.05     $0.26     $0.12
                       ========= ======= ========= ========= =========

Reconciliation of GAAP Net Income to EBITDA, Adjusted EBITDA and
 Adjusted EBITDA per Diluted Share (Non-GAAP)


Reported GAAP Net
 Income                  $1,064    $435      $739    $1,959    $1,319
Less: Income from
 Discontinued
Operations                    -       -      (325)        -      (325)
Add: Income Tax
 Provision                  709     294       275     1,305       662
Add: Depreciation and
 Amortization               454     461       288     1,260       838
Less: Interest Income
 and Other, Net            (304)   (282)     (258)     (885)     (737)
                       --------- ------- --------- --------- ---------
EBITDA(2)                $1,923    $908      $719    $3,639    $1,757

Add: Stock-based
 Compensation               242     469        50       954       127
                       --------- ------- --------- --------- ---------
Adjusted EBITDA(2)       $2,165  $1,377      $769    $4,593    $1,884
                       ========= ======= ========= ========= =========
Adjusted EBITDA per
 Diluted Share(2)         $0.19   $0.12     $0.07     $0.39     $0.17
                       ========= ======= ========= ========= =========

    1 - Cash Earnings per Diluted Share is a Non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, GAAP Diluted Earnings per Share. Cash Earnings per Diluted Share measures presented may not be comparable to similarly titled measures presented by other companies. Cash Earnings per Diluted Share is defined as Net Income, less Income from Discontinued Operations, plus Amortization of Intangibles and Stock-based Compensation, less related the tax effect, divided by shares used in computing Net Income per Diluted Share.

    2 - EBITDA, Adjusted EBITDA and Adjusted EBITDA per Diluted Share are Non-GAAP performance measures and are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, either GAAP Operating Income, GAAP Net Income and Net Income per Diluted Share. EBITDA, Adjusted EBITDA and Adjusted EBITDA per Diluted Share measures presented may not be comparable to similarly titled measures presented by other companies.


                       EDGEWATER TECHNOLOGY, INC.
             Summary Consolidated Balance Sheet Information
                             (In thousands)
                                                 September   December
                                                     30,        31,
                                                    2006       2005
                                                 (Unaudited) (Audited)
                                                 ----------- ---------
Assets
-------------------------------------------------
Cash and marketable securities                      $28,249   $33,381
Accounts receivable, net                             12,167     9,858
Deferred taxes, current                               1,323     1,323
Prepaid expenses and other assets, current              764     1,367
                                                 ----------- ---------
   Total current assets                              42,503    45,929
Fixed assets, net                                     1,540     1,364
Deferred taxes, net                                  19,058    20,168
Goodwill and intangible assets, net                  28,118    17,076
Other assets                                             45        52
                                                 ----------- ---------
   Total Assets                                     $91,264   $84,589
                                                 =========== =========

Liabilities and Stockholders' Equity
-------------------------------------------------
Accounts payable and accrued liabilities             $3,743    $3,159
Accrued payroll and related liabilities               3,045     3,085
Deferred revenue and other liabilities                   99       260
                                                 ----------- ---------
   Total current liabilities                          6,887     6,504
Stockholders' Equity                                 84,377    78,085
                                                 ----------- ---------
   Total Liabilities and Stockholders' Equity       $91,264   $84,589
                                                 =========== =========

Shares Outstanding                                   11,444    10,460
                                                 =========== =========

    This Press Release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements made with respect to our fiscal 2006 outlook. The forward looking statements included in the Press Release relate to future events or our future financial conditions or performance. In some cases, you can identify forward-looking statements by terminology such as "may," "should," "believe," "anticipate," "future," "forward," "potential," "estimate," "encourage," "opportunity," "goal," "objective," " "growth," "could", "expect," "intend," "plan," "planned," "expand," "focus," "build," "strategy," "expiration," "represent," "commitment," "create," "implement," "result," "seeking," "increase," "add," "establish," "pursue," "feel," "work," "perform," "make," "continue," "can," "will," "ongoing," "include" or the negative of such terms or comparable terminology. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans or assessments which are believed to be reasonable as of the date of this Press Release. Factors that may cause actual results, goals, targets or objectives to differ materially from those contemplated, projected, forecasted, estimated, anticipated, planned or budgeted in such forward-looking statements include, among others, the following possibilities: (1) inability to execute upon growth objectives, including growth in entities acquired by our Company; (2) failure to obtain new customers or retain significant existing customers; (3) the loss of one or more key executives and/or employees; (4) changes in industry trends, such as a decline in the demand for Business Intelligence ("BI") and Corporate Performance Management ("CPM") solutions, custom development and system integration services and/or delays in industry-wide information technology ("IT") spending, whether on a temporary or permanent basis and/or delays by customers in initiating new projects or existing project milestones; (5) adverse developments and volatility involving geopolitical or technology market conditions; (6) unanticipated events or the occurrence of fluctuations or variability in the matters identified under "Critical Accounting Policies"; (7) failure of our sales pipeline to be converted to billable work and recorded as revenue; (8) failure of the middle market and the needs of middle-market enterprises for business services to develop as anticipated; (9) inability to recruit and retain professionals with the high level of information technology skills and experience needed to provide our services; (10) failure to expand outsourcing services to generate additional revenue; (11) any changes in ownership of the Company or otherwise that would result in a limitation of the net operating loss carry forward under applicable tax laws; and/or (12) the failure of the marketplace to embrace CPM or BI services. In evaluating these statements, you should specifically consider various factors described above as well as the risks outlined under Item I "Business - Factors Affecting Finances, Business Prospects and Stock Volatility" in our 2005 Annual Report on Form 10-K filed with the SEC on March 23, 2006. These factors may cause our actual results to differ materially from those contemplated, projected, anticipated, planned or budgeted in any such forward-looking statements.

    Although we believe that the expectations in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, growth, earnings per share or achievements. However, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this Press Release to conform such statements to actual results.

    Use of Non-GAAP Financial Information:

    The Company reports its financial results in accordance with generally accepted accounting principles ("GAAP"). Management believes, however, that certain non-GAAP financial measures used in managing the Company's business may provide users of this financial information with additional meaningful comparisons between current results and prior reported results. Certain of the information set forth herein and certain of the information presented by the Company from time to time may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. We have presented herein a reconciliation of these measures to the most directly comparable GAAP financial measure. The presentation of this additional information is not meant to be considered in isolation or as a substitute for comparable amounts determined in accordance with generally accepted accounting principles in the United States. The Non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. A reconciliation of EBITDA and Adjusted EBITDA to Net Income and a reconciliation of Net Income to Adjusted Net Income for Cash Earnings per Diluted Share are included in the unaudited consolidated statements of operations attached to this release.

    CONTACT: For Edgewater Technology
             Kevin Rhodes, Chief Financial Officer
             Barbara Warren-Sica, Investor Relations
             781-246-3343
             ir@edgewater.com